Exhibit 10.1

EXECUTION COPY

ASSIGNMENT AND ACCEPTANCE AGREEMENT

AND

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 1, 2013 and is entered into by and among UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), MARKET STREET FUNDING LLC, a Delaware limited liability company (“Market Street”), and GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”, and together with Liberty and Market Street, the “Existing Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for Market Street (the “Market Street Purchaser Agent”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”, and together with the Liberty Purchaser Agent and the Market Street Purchaser Agent, the “Existing Purchaser Agents”), and BANK OF AMERICA, N.A. (“BOA”), as a new Bank and as a new purchaser agent for itself (the “BOA Purchaser Agent”, and together with the Existing Purchaser Agents, the “Purchaser Agents”). Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Existing Purchasers, the Existing Purchaser Agents, the Banks party thereto and the Administrative Agent entered into that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, pursuant to and in accordance with Section 7.03 of the Purchase Agreement, Scotia Capital, as a Bank and as a Purchaser Agent, desires to assign, and BOA desires to accept, a portion of Scotia Capital’s corresponding rights and obligations under the Purchase Agreement;

WHEREAS, each of the Seller, the Administrative Agent, the Gotham Purchaser Agent and the Market Street Purchaser Agent wishes to confirm their consent to such assignment by Scotia Capital to BOA and the addition of BOA as a Bank and as a Purchaser Agent under the Purchase Agreement;

WHEREAS, pursuant to and in accordance with the Purchase Agreement, the Seller desires to (i) increase the Purchase Limit and (ii) in connection with such increase in the Purchase Limit, cause certain of the Banks to increase their respective Bank Commitments in an aggregate amount equal to such increase in the Purchase Limit;

WHEREAS, each of the Administrative Agent, the Purchaser Agents, the Banks, and Liberty wishes to confirm their consent to such increases; and

WHEREAS, in connection with the foregoing assignments and increases, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to make certain amendments to the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1. Assignment and Acceptance.

(a) Pursuant to and in accordance with Section 7.03(b) of the Purchase Agreement, Scotia Capital hereby assigns absolutely to BOA that portion and percentage of its rights and obligations as a Bank such that BOA shall have the Bank Commitment and Percentage as set forth in Section 1(e) below together with all corresponding rights and obligations (the “Assumed Bank Rights and Obligations”); and BOA hereby acknowledges that, upon the execution of this Agreement, it will (i) become a party to the Purchase Agreement as a Bank and (ii) assume, perform and comply with all of the Assumed Bank Rights and Obligations as if originally named as an original party in the Purchase Agreement as a Bank.

(b) Pursuant to and in accordance with Section 7.03(c) of the Purchase Agreement, the Liberty Purchaser Agent hereby assigns absolutely to the BOA Purchaser Agent, as Purchaser Agent for BOA, that portion and percentage of its rights and obligations as a Purchaser Agent corresponding to the Assumed Bank Rights and Obligations (the “Assumed Purchaser Agent Rights and Obligations”), and the BOA Purchaser Agent hereby acknowledges that, upon the execution of this Agreement, it will (i) become a party to the Purchase Agreement as a Purchaser Agent and (ii) assume, perform and comply with all of the Assumed Purchaser Agent Rights and Obligations as if originally named as an original party in the Purchase Agreement as a Purchaser Agent for BOA.

(c) For the avoidance of doubt, upon the effectiveness of this Section 1 and the assumption by BOA of the Assumed Bank Rights and Obligations and the Assumed Purchaser Agent Rights and Obligations, the rights and obligations of Liberty as a Purchaser corresponding to the Assumed Bank Rights and Obligations shall be extinguished and of no further force and effect; provided that the foregoing shall in no event limit or otherwise have any impact on any increased or revised rights and obligations of Liberty corresponding to any increased or revised Bank Commitments and Percentages pursuant to the remaining Sections hereof.

(d) (i) Seller hereby consents to (x) the assignment by Scotia Capital of the Assumed Bank Rights and Obligations to BOA pursuant to Section 7.03(b) of the Purchase Agreement and (y) the assignment by the Liberty Purchaser Agent of the Assumed Purchaser Agent Rights and Obligations to the BOA Purchaser Agent pursuant to Section 7.03(c) of the Purchase Agreement.

(ii) In accordance with Section 1.13(b) of the Purchase Agreement, each of the Existing Purchaser Agents and the Administrative Agent hereby consents to the addition of BOA as a Bank and the BOA Purchaser Agent as a Purchaser Agent, in each case under the Purchase Agreement.

2

(iii) Each of the Seller, the Administrative Agent, the Banks and the Existing Purchaser Agents hereby consents to the addition of BOA as a Bank and a Purchaser Agent and agrees and acknowledges that, notwithstanding anything to the contrary contained in the Purchase Agreement (including, without limitation, the definition of “Eligible Assignee”), each of BOA and the BOA Purchaser Agent shall be an Eligible Assignee for all purposes under the Purchase Agreement.

(iv) BOA hereby appoints the BOA Purchaser Agent to act as its Purchaser Agent under the Purchase Agreement. Each of the parties hereto hereby agrees and acknowledges that, notwithstanding anything to the contrary contained in the Purchase Agreement (including, without limitation, Section 6.01 of the Purchase Agreement), for all purposes of the Purchase Agreement, (x) the Liberty Purchaser Agent shall in no event be deemed to be the Purchaser Agent for BOA, (y) BOA shall in no event be deemed to be a Related Bank or otherwise related to Liberty, Scotia Capital or the Liberty Purchaser Agent and (z) the BOA Purchaser Agent shall be the Purchaser Agent for BOA.

(e) Upon the effectiveness of the assignment of the Assumed Bank Rights and Obligations, the Bank Commitment and Percentage of each of the Banks shall be as follows (which Bank Commitments and Percentages the parties hereto hereby agree and acknowledge shall be immediately superseded by the Bank Commitments and Percentages set forth in Section 3 hereto):

Bank	Bank Commitment	Percentage
BOA	$10,000,000	2 2/19%

BTMU	$75,000,000	15 15/19%

PNC	$150,000,000	31 11/19%

Scotia Capital	$240,000,000	50 10/19%

TOTAL	$475,000,000.00

(f) In connection with the assignments in this Section 1, Scotia Capital and/or Liberty, as applicable, shall transfer a Receivable Interest or Receivable Interests to BOA in exchange for a cash payment from BOA in an amount equal to the aggregate Capital of such Receivable Interests so transferred, so that after giving effect to such transfer of Receivable Interests and such cash payment, each of Scotia Capital and Liberty, as applicable, and BOA shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, set forth in Section 1(e)).

3

Section 2. Increase in Purchase Limit and Bank Commitments. Immediately after giving effect to the assignments set forth in Section 1:

(a) Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $75,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$475,000,000” contained therein and replacing it with the dollar figure “$550,000,000”. In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b) Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with such increase in the Purchase Limit, the Seller desires to cause (i) Scotia Capital to increase its Bank Commitment by $10,000,000 and (ii) BOA to increase its Bank Commitment by $65,000,000, and each of Scotia Capital and BOA agrees to such increase in its respective Bank Commitment. Liberty, the Liberty Purchaser Agent, the BOA Purchaser Agent, the other Purchaser Agents and the Administrative Agent hereby consent to such increase in the respective Bank Commitment of Scotia Capital and BOA.

Section 3. Adjustment of Bank Commitments.

(a) Upon the effectiveness of the assignment in Section 1 and the Bank Commitment increases in Section 2, the Bank Commitment and Percentage of each of the Banks shall be as follows:

Bank	Bank Commitment	Percentage

BOA	$75,000,000	13 7/11%

BTMU	$75,000,000	13 7/11%

PNC	$150,000,000	27 3/11%

Scotia Capital	$250,000,000	45 5/11%

TOTAL	$550,000,000.00

(b) In connection with the foregoing adjustments of the Bank Commitments and the Percentages set forth in Section 3(a), each of the applicable Investors (other than BOA) which holds any Capital shall transfer a Receivable Interest or Receivable Interests to BOA in exchange for a cash payment from BOA in an amount equal to the aggregate Capital of such Receivable Interests so transferred, so that after giving effect to such transfer of Receivable Interests and such cash payment, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted). The parties agree that such transfer and such cash payment to be made between Liberty and/or Scotia Capital and BOA can be aggregated and made together with the cash payment and transfer required to be made pursuant to Section 1(f) above.

4

Section 4. Amendments to the Purchase Agreement.

(a) The Purchase Agreement and certain Exhibits thereto are hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

(b) The Purchase Agreement is hereby amended by deleting in its entirety the Form of Purchase Request attached as Annex I thereto and replacing it with the Form of Purchase Request attached hereto as Annex B.

Section 5. Bank’s Purchase Decision.

BOA acknowledges that it has, independently and without reliance upon the Administrative Agent, any Purchaser Agent, any of their respective Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the Purchase Agreement. BOA also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Purchaser Agent, any of their respective Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the Purchase Agreement.

Section 6. Notices.

All notices, demands, consents, requests, reports and other communications hereunder shall be provided in accordance with Section 7.02 of the Purchase Agreement, as amended hereby.

Section 7. Assignment and Acceptance.

This Agreement is an Assignment and Acceptance for all purposes under the Purchase Agreement.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof at such time as:

(a) executed counterparts of this Amendment have been delivered by each party hereto to the other parties hereto;

(b) the BOA Purchaser Agent shall have received evidence of payment by the Seller of all accrued and unpaid fees contemplated by the BOA Fee Agreement;

(c) each of the Purchaser Agents shall have received evidence satisfactory to it that the transfers by the applicable Investors of Receivable Interests to BOA in exchange for a cash payment from BOA in an amount equal to the aggregate Capital of such Receivable Interests so transferred, as contemplated by Sections 1(f) and 3(b) hereof, shall have occurred (or shall occur simultaneously with the effectiveness hereof);

(d) BOA shall have received an executed copy of the BOA Fee Agreement; and

5

(e) the Administrative Agent and the Purchaser Agents shall have received, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 9. Representations and Warranties. The Seller and the Collection Agent represent and warrant as follows:

(a) The execution, delivery and performance by the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on or affecting it or its property, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectibility of any Pool Receivable, on Seller or on the performance of the Collection Agent under the Purchase Agreement. This agreement has been duly executed and delivered by the Seller and the Collection Agent.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable Law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such Law in connection with the assignment or subsequent reassignment of any such Receivable.

(c) This Agreement constitutes the legal, valid and binding obligation of the Seller and the Collection Agent, enforceable against the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The representations and warranties contained in Exhibit III to the Purchase Agreement (with respect to the Seller) and in Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct on and as of the date hereof as though made on and as of the date hereof.

(e) No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 10. Purchase Agreement in Full Force and Effect as Amended.

(a) All of the provisions of the Purchase Agreement, as amended hereby, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

6

(b) The parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, as amended hereby, as though such terms and conditions were set forth herein.

(c) This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement.

(d) This Agreement shall constitute a Transaction Document.

Section 11. Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a) On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b) United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon the effectiveness of, and on and after the date of, this Agreement, each reference in the Performance Undertaking Agreement to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 12. Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 13. Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14. Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

7

Section 15. Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

8

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	UNITED RENTALS RECEIVABLES LLC II

	By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

	By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

SOLELY FOR PURPOSES OF

SECTION 11(b):

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

Signature Page – Assignment and Acceptance Agreement

and Amendment No. 1

ADMINISTRATIVE	THE BANK OF NOVA SCOTIA
AGENT:
	By:	/s/ Norman Last
Name: Norman Last
Title: Managing Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Norman Last
Name: Norman Last
Title: Managing Director

	BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Norman Last
Name: Norman Last
Title: Managing Director

Signature Page – Assignment and Acceptance Agreement

and Amendment No. 1

PURCHASER:	MARKET STREET FUNDING LLC

	By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

Signature Page – Assignment and Acceptance Agreement

and Amendment No. 1

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

PURCHASER AGENT:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Van Dusenbury
Name: Van Dusenbury
Title: Managing Director

BANK:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Alan Reiter
Name: Alan Reiter
Title: Vice President

Signature Page – Assignment and Acceptance Agreement

and Amendment No. 1

PURCHASER AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Brendan Feeney
Name: Brendan Feeney
	Title:	Vice President

BANK:	BANK OF AMERICA, N.A.

	By:	/s/ Brendan Feeney
Name: Brendan Feeney
Title: Vice President

Signature Page – Assignment and Acceptance Agreement

and Amendment No. 1

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

~~EXECUTION VERSION~~CONFORMED COPY INCORPORATING

AMENDMENT NO. 1 DATED AS OF FEBRUARY 1, 2013

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,

as Seller,

UNITED RENTALS, INC.,

as Collection Agent,

LIBERTY STREET FUNDING LLC,

as a Purchaser,

MARKET STREET FUNDING LLC,

as a Purchaser,

GOTHAM FUNDING CORPORATION,

as a Purchaser

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for Market Street and as a Bank,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as Purchaser Agent for Gotham and as a Bank,

BANK OF AMERICA, N.A.,

as a Purchaser Agent for itself and as a Bank

Table of Contents

Page
ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01. Purchase Facility	2
SECTION 1.02. Making Purchases	2
SECTION 1.03. Receivable Interest Computation	~~3~~4
SECTION 1.04. Settlement Procedures	4
SECTION 1.05. Fees	5
SECTION 1.06. Payments and Computations, Etc.	5
SECTION 1.07. Dividing or Combining Receivable Interests	9
SECTION 1.08. Increased Costs and Requirements of Law	9
SECTION 1.09. Intended Characterization; Security Interest	6
SECTION 1.10. [Reserved]	12
SECTION 1.11. Sharing of Payments	12
SECTION 1.12. Repurchase Option	7
SECTION 1.13. Extension; Additional Purchasers; Increased Commitments	7

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01. Representations and Warranties; Covenants	~~13~~14
SECTION 2.02. Events of Termination	14

ARTICLE III

INDEMNIFICATION

SECTION 3.01. Indemnities by the Seller	14

ARTICLE IV

ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01. Designation of Collection Agent	16
SECTION 4.02. Duties of Collection Agent	17
SECTION 4.03. Certain Rights of the Administrative Agent	18
SECTION 4.04. Rights and Remedies	19
SECTION 4.05. Further Actions Evidencing Purchases	~~19~~20
SECTION 4.06. Covenants of the Collection Agent and the Seller	20
SECTION 4.07. Indemnities by the Collection Agent	~~21~~22
SECTION 4.08. Representations and Warranties of the Collection Agent	~~22~~23

i

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.01. Authorization and Action	~~23~~24
SECTION 5.02. Administrative Agent’s Reliance, Etc.	24
SECTION 5.03. Indemnification of Administrative Agent	~~24~~8
SECTION 5.04. Scotia Capital and Affiliates	8
SECTION 5.05. Bank’s Purchase Decision	8
SECTION 5.06. [Reserved]	8
SECTION 5.07. Notice of Event of Termination	8

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01. Authorization	9
SECTION 6.02. Reliance by Purchaser Agent	~~26~~10
SECTION 6.03. Agent and Affiliates	11
SECTION 6.04. Notices	~~27~~11
SECTION 6.05. Bank’s Purchase Decision	~~27~~11

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Amendments, Etc.	11
SECTION 7.02. Notices, Etc.	12
SECTION 7.03. Assignability	~~31~~15
SECTION 7.04. Costs, Expenses and Taxes	16
SECTION 7.05. No Proceedings	~~33~~17
SECTION 7.06. Confidentiality	~~33~~17
SECTION 7.07. Governing Law	17
SECTION 7.08. SUBMISSION TO JURISDICTION	35
SECTION 7.09. WAIVER OF JURY TRIAL	~~34~~35
SECTION 7.10. Execution in Counterparts	35
SECTION 7.11. Survival of Termination	35
SECTION 7.12. Severability	35
SECTION 7.13. Excess Funds	36
SECTION 7.14. No Recourse	~~35~~36
SECTION 7.15. Amendment and Restatement; Acknowledgement	37

ii

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, MARKET STREET FUNDING LLC (“Market Street”), a Delaware limited liability company, and GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation (each of Liberty, Market Street and Gotham, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for Market Street (the “Market Street Purchaser Agent”), ~~and~~ THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), and BANK OF AMERICA, N.A. (“BOA”), as a Bank and as purchaser agent for itself (the “BOA Purchaser Agent”, and together with the Liberty Purchaser Agent ~~and~~, the Market Street Purchaser Agent and the Gotham Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point.

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 and as further amended and supplemented as of February 2, 2012, May 18, 2012 and September 24, 2012 (the “Existing Agreement”).

The parties hereto now desire to amend and restate the Existing Agreement in its entirety as set forth herein and with effect from the date first set forth above. Accordingly, the parties agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01. Purchase Facility.

(a) On the terms and conditions hereinafter set forth, the Purchasers may, in their sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests in the Pool Receivables from the Seller from time to time during the period from the date hereof through the date immediately preceding the Facility Termination Date, in the case of the Purchasers, and through the date immediately preceding the Commitment Termination Date, in the case of the Banks. Under no circumstances shall the Purchasers make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase (x) the aggregate outstanding Capital of Receivable Interests in the Pool Receivables would exceed the Purchase Limit or (y) the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by any Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by ~~its~~such related Purchasers would exceed its Bank Commitment.

(b) The Seller may, upon at least five Business Days’ notice to the Administrative Agent and each Purchaser Agent, terminate this purchase facility in whole or, from time to time, reduce in part the unused portion of the Purchase Limit, which shall reduce the Bank Commitments ratably in accordance with each Bank’s Percentage; provided that each partial reduction shall be in the amount of at least $1,000,000; and provided further that the Seller shall pay any related Broken Funding Cost; and provided further that no partial reduction shall reduce the Purchase Limit below $50,000,000.

(c) Subject to the conditions described in Section 2(b) of Exhibit II to this Agreement, Collections attributable to Receivable Interests in the Pool Receivables shall be automatically reinvested pursuant to Section 1.04(b)(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of the applicable Receivable Interest percentages.

SECTION 1.02. Making Purchases.

(a) Each notice of purchase of a Receivable Interest in the Pool Receivables shall be delivered by the Seller to the Administrative Agent and each Purchaser Agent no later than 10:30 a.m. (New York City time), on the proposed date the purchase is to be made. Each such notice of a purchase shall be in the form of an irrevocable Purchase Request and shall specify (i) the amount requested to be paid to the Seller by each Purchaser and each Bank which does not have a related Purchaser (such amount, which shall not be less than $250,000 in the aggregate (inclusive of any amount being rolled over from a previous purchase), being referred to herein as the initial “Capital” of each Receivable Interest in the Pool Receivables then being purchased), (ii) the date of such purchase (which shall be a Business Day) and (iii) unless the purchase will be funded with Pooled Commercial Paper and except with respect to any purchase being made by BOA, the desired duration of the initial Fixed Period for each such

Receivable Interest in the Pool Receivables. Each Purchaser Agent which has a related Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of purchase) notify the Seller and the Administrative Agent whether ~~the~~such respective Purchaser has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to such Purchaser and the yield with respect to such purchase and the amount of interest that will be due for the related Settlement Period. If (a) a Purchaser has determined not to make a proposed purchase, or (b) a Purchaser Agent does not have a related Purchaser, the respective Purchaser Agent shall promptly send notice of the proposed purchase to all of the related Banks of such Purchaser Agent concurrently specifying the date of such purchase, each such Bank’s Percentage multiplied by the aggregate amount of Capital of the Receivable Interests in the Pool Receivables being purchased, and, except with respect to any purchase being made by BOA, the Assignee Rate for the Fixed Period for such Receivable Interest in the Pool Receivables~~,~~ and the duration of the Fixed Period for such Receivable Interest in the Pool Receivables. The Seller shall indemnify the Purchasers and the Banks against any loss or expense incurred by the Purchasers and/or the Banks, either directly or indirectly, as a result of any failure by the Seller to complete such transfer, including, without limitation, any loss or expense incurred by the Purchasers and/or the Banks by reason of the liquidation or reemployment of funds acquired by the Purchasers or the Banks (including, without limitation, funds obtained by issuing notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such transfer.

(b) On the date of each such purchase of a Receivable Interest in the Pool Receivables, each Purchaser or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller by wire transfer in U.S. dollars in same day funds, to the account designated by the Seller, no later than 3:00 p.m. (New York City time) an amount equal to each such Purchaser’s or Bank’s ratable share (based on the applicable Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables.

(c) Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interests then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect to, and other proceeds of, such Pool Receivable and Related Security.

(d) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount that would exceed the Bank Commitment with respect to such Bank less, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding and unpaid Capital of ~~its~~such related ~~Purchaser~~Purchasers. Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, and if any Bank shall fail to make funds available, each remaining Bank shall (subject to the limitation in the preceding sentence) make available its pro rata portion of the funds required to be funded for such purchase pursuant to clause (b) of this Section 1.02.

(g) The Seller shall forthwith deliver (i) to the Collection Agent an amount equal to all Collections deemed received by the Seller pursuant to Section 1.04(e)(i) or (ii) above and the Collection Agent shall hold or reinvest such Collections in accordance with Section 1.04(b), or (ii) if Collections are then being paid to the Administrative Agent or the Controlled Account directly or indirectly owned or controlled by the Administrative Agent, the Seller shall forthwith cause such deemed Collections to be paid to the Administrative Agent or such Controlled Account. So long as the Seller shall hold any Collections or deemed Collections required to be paid to the Collection Agent, the Administrative Agent, a Purchaser Agent, a Purchaser, a Bank, an Indemnified Party, or an Affected Person, it shall hold such Collections in trust (and, at the request of the Administrative Agent or any Purchaser Agent, separate and apart from its own funds and shall clearly mark its records to reflect such trust).

(h) With respect to each Bank that is a Nonrenewing Bank that has not been replaced by another Bank pursuant to Section 1.13 (any such ~~Purchaser~~Bank, a “Non-Extending Bank”), the Collection Agent shall implement the procedures set forth in this Section 1.04(h) (a “Partial Liquidation”). On each Business Day prior to such Non-Extending Bank’s Bank Commitment being reduced to zero (provided that no Event of Termination has occurred and is continuing), the Collection Agent shall apply funds out of the Collections represented by the Receivable Interest received and not previously applied in the following manner:

(i) set aside and hold in trust in the Collection Account, for the benefit of the Non-Extending Banks and their related Purchasers, if any, an amount equal to all Yield and fee(s) and other payments owed under the Fee Agreements (based on the Receivable Interest at such time), in each case accrued through such day and not so previously set aside or paid. The Collection Agent shall thereafter pay to each applicable Purchaser Agent (ratably according to accrued Yield and fees and other payments owed under the Fee Agreements) on the last day of each Settlement Period for the Non-Extending Banks the amount of such accrued and unpaid fees and other payments owed under the Fee Agreements and Yield;

(ii) pay to each applicable Purchaser Agent for the account of each Non-Extending Bank, if any, related to such Purchaser Agent (ratably based on the Bank Commitment of the Non-Extending Bank at such time), and, in the event such Non-Extending Bank has any related Purchasers, for the account of ~~any~~such related Purchasers solely to the extent necessary to reduce any such Purchaser’s pro rata portion of the Purchase Limit to an amount that is equal to or lesser than the amount of any available Bank Commitment of any remaining Banks related to any such Purchaser at such time, from such Collections remaining after application pursuant to clause (i) above, the amount of such Bank Commitment of the Non-Extending Bank; provided that, solely for purposes of determining such Non-Extending Bank’s ratable share of such Collections, such Bank Commitment shall be deemed to remain constant from the date such Bank becomes a Non-Extending Bank until the date such Bank Commitment of the Non-Extending Bank has been paid in full; it being understood that if such day is also a Termination Date or a day on which an Event of Termination has occurred, the Bank Commitment of the Non-Extending Bank shall be recalculated at such time (taking into account amounts received by or on behalf of such Bank in respect of its Capital pursuant to this clause (ii)), and thereafter Collections shall be set aside for payment to all Investors (ratably according to the Bank Commitment of such Non-Extending Bank) pursuant to paragraph (d) above; and

(iii) reinvest the balance of such Collections in respect of Capital to the acquisition of additional undivided percentage interests pursuant to Section 1.02 hereof.

(i) Within one Business Day after the end of each Fixed Period, each Purchaser Agent shall furnish the Seller with an invoice setting forth the amount of the accrued and unpaid Yield and fees for such Fixed Period with respect to the Receivable Interests held by such Purchaser Agent’s related Investors.

SECTION 1.05. Fees.

(a) The Collection Agent shall be entitled to receive a fee (the “Collection Agent Fee”) of 0.50% per annum on the aggregate Capital of each Receivable Interest owned by each Investor or Bank on the last day of each calendar month, payable in arrears on the first day of each calendar month following each Settlement Period for such Receivable Interest. Upon three Business Days’ notice to the Administrative Agent and the Purchaser Agents, the Collection Agent (if not United Rentals) may elect to be paid, as such fee, a different percentage per annum on the aggregate Capital of such Receivable Interest for such Settlement Period, but in no event in excess for all Receivable Interests relating to a single Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in such Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 1.04.

(b) The Seller agrees to pay to the Administrative Agent and the Purchaser Agents certain fees in the amounts and on the dates set forth in the applicable Fee Agreement with the Administrative Agent and each of the Purchaser Agents, as applicable.

SECTION 1.06. Payments and Computations, Etc.

(a) No later than the first Business Day of each month, each Purchaser Agent ~~on behalf of the~~which has a related Purchaser shall calculate, on behalf of such related Purchaser, the aggregate amount of Yield applicable to the portion of all Receivable Interests funded with Pooled Commercial Paper for the Settlement Period then most recently ended and shall notify Seller of such aggregate amount.

(b) All amounts to be paid or deposited by the Seller or the Collection Agent, including all Broken Funding Costs, hereunder to or for the account of the Administrative Agent, Purchaser Agents, a Purchaser or any other Investor or Bank shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Administrative Agent’s Account or the applicable Purchaser Agent’s Account, as applicable.

(c) The Seller and Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or Collection Agent, as applicable (whether as Collection Agent or otherwise), when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable upon the demand of the related Purchaser Agent.

(d) For the avoidance of doubt, any change in national or international generally accepted principles of accounting (whether foreign or domestic) that would require the consolidation of some or all of the assets and liabilities of any Purchaser or Bank, including the assets and liabilities that are the subject of this Agreement and/or other Transaction Documents, but excluding any assets and liabilities that are currently consolidated with those of any Affected Person (other than such Purchaser or Bank), shall constitute a change in the interpretation, administration or application of a law, regulation, guideline or request subject to Section 1.08(a), (b) and (c).

(e) The Administrative Agent shall promptly notify the Seller if any event of which it has knowledge, which will entitle an Affected Person to compensation pursuant to this Section 1.08. Notwithstanding the foregoing, in the event that such notice is not given to the Seller by the Administrative Agent, such Affected Person shall not be entitled to compensation from the Administrative Agent for any additional costs incurred as a result of such failure to notify.

(f) Notwithstanding any other provision herein, no Affected Person shall demand compensation pursuant to this Section 1.08 if it shall not at the time be the general policy or practice of such Affected Person to demand such compensation in similar circumstances under comparable provisions of other similar agreements, including, but not limited to, credit agreements and receivables purchase agreements, if any (and such Affected Person so certifies to the Seller).

SECTION 1.09. Intended Characterization; Security Interest.

The Seller, the Purchasers, the Administrative Agent, the Investors, the Banks and the Purchaser Agents intend that the sale, assignment and transfer of the Receivable Interests to the Administrative Agent hereunder shall be treated as a true sale for all purposes, other than federal and state income tax purposes and accounting purposes. If, notwithstanding the intent of the parties, the sale, assignment and transfer of the Receivable Interests is not treated as a sale for all purposes, other than federal and state income tax purposes, (i) this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the sale, assignment and transfer of the Receivable Interests shall be treated as a grant of, and the Seller does hereby grant to the Administrative Agent, for its benefit and the ratable benefit of the Investors and the Banks, and as collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as the Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, a security interest in, all of the Seller’s right, title and interest in, to and under (but none of the Seller’s obligations under) all of the following, whether now or hereafter existing or arising:

SECTION 1.12. Repurchase Option.

So long as no Event of Termination or Incipient Event of Termination would occur or be continuing after giving effect thereto, the Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks upon not less than thirty (30) days prior written notice to the Purchaser Agents. Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”). On the Repurchase Date, the Seller shall transfer to each Purchaser Agent’s Account in immediately available funds an amount equal to (i) the Capital of the Receivable Interests held by the Investors and the Banks, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid fees owing to the Investors and the Banks under the Fee Agreements, (iv) the Liquidation Fee owing to the Investors and the Banks in respect of such repurchase and (v) all expenses and other amounts payable hereunder to any of the Administrative Agent, the Purchaser Agents, the Investors and the Banks (including, without limitation, reasonable and documented attorneys’ fees and disbursements for a single firm of primary counsel). Any repurchase pursuant to this Section 1.12 shall be made without recourse to or warranty by the Administrative Agent, the Purchaser Agents, the Investors or the Banks (except for a warranty that all Receivable Interests repurchased are transferred free of any lien, security interest or Adverse Claim created solely by the actions of the Administrative Agent, the Purchaser Agents, the Investors or the Banks). Further, on the Repurchase Date the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall have occurred, and no further purchases or reinvestments of Collections shall be made hereunder.

SECTION 1.13. Extension; Additional Purchasers; Increased Commitments.

(a) Extension of Term. The Seller may, at any time during the period which is no more than forty-five (45) days or less than thirty (30) days immediately preceding the Commitment Termination Date (as such date may have previously been extended pursuant to this Section 1.13), request that the then applicable Commitment Termination Date be extended for an additional 364 days. Any such request shall be in writing and delivered to the Purchaser Agents, and shall be subject to the following conditions: (i) no Bank shall have an obligation to extend the Commitment Termination Date at any time, and (ii) any such extension with respect to any Bank shall be effective only upon the written agreement of such Bank and the related Purchaser Agent, the Administrative Agent, the Seller and the Collection Agent. Each Bank will respond to any such request no later than the fifteenth day prior to the Commitment Termination Date (the “Response Deadline”), provided that a failure by any Bank to respond by the Response Deadline shall be deemed to be a rejection of the requested extension. Notwithstanding the foregoing, the Commitment Termination Date shall not occur as a result of any Bank’s failure to agree to any such extension (each such Bank being a “Nonrenewing Bank”) if, on or prior to such date, such Nonrenewing Bank is replaced by another Bank which has a Bank Commitment equal to such Nonrenewing Bank.

(b) The Seller may, with the written consent of the Administrative Agent and each Purchaser Agent, which consent may be granted or withheld in their sole discretion, add additional persons as Banks, Purchasers and Purchaser Agents or cause an existing Bank to increase its Bank Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Bank Commitment of any Bank may only be increased with the prior written consent of such Bank ~~and~~, its related Purchaser ~~and Purchaser~~ Agent and, if such Bank has any related Purchasers, such related Purchasers. Each new Bank, Purchaser and Purchaser Agent shall become a party hereto, by executing and delivering to the Administrative Agent, each Purchaser Agent and the Seller, an assumption agreement pursuant to which such Bank, Purchaser and/or Purchaser Agent shall agree to become bound by the terms of this Agreement as a Bank, Purchaser or Purchaser Agent, as applicable.

SECTION 5.03. Indemnification of Administrative Agent.

Each Bank agrees to indemnify the Administrative Agent, solely in its capacity as Administrative Agent (to the extent not reimbursed by or on behalf of the Seller), ratably according to its respective Bank Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other transactions related hereto or any action taken or omitted by the Administrative Agent under this Agreement or the other transaction related hereto, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 5.04. Scotia Capital and Affiliates.

With respect to any Receivable Interest or interest therein owned by it, Scotia Capital shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not Administrative Agent. Scotia Capital and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent, the Originator or any Obligor or any of their respective Affiliates, all as if Scotia Capital were not the Administrative Agent and without any duty to account therefor to the Investors or the Banks.

SECTION 5.05. Bank’s Purchase Decision.

Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Bank and based on such documents and information as they have deemed appropriate, made their own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of their Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 5.06. [Reserved]

SECTION 5.07. Notice of Event of Termination.

Neither any Purchaser Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of an Event of Termination unless such Person has received notice from another Purchaser Agent, a Purchaser, the Seller or the Collection Agent referring to this Agreement, stating that an Event of Termination has occurred hereunder and describing such Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers, if any, and its related Banks. In the event that any Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent~~, the Purchasers~~ and the other Purchaser Agents whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers, if any, and its related Banks. Subject to the waiver provisions set forth in Section 2.02, the Administrative Agent shall take such action concerning an Event of Termination as may be directed by the Purchaser Agents (unless such action otherwise requires the consent of all Purchasers or Banks), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Purchasers, Banks and Purchaser Agents.

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01. Authorization.

(a) Liberty, Scotia Capital, and each Bank or other Person that has entered into an Assignment and Acceptance ~~with Liberty or Scotia Capital and each assignee (directly or indirectly) of any such Purchaser, Bank or other Person, which assignee has entered into an~~and has agreed in such Assignment and Acceptance ~~has appointed Scotia Capital as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Market Street, PNC, and each Bank or other Person that has entered into an Assignment and Acceptance with Market Street or PNC and each assignee (directly or indirectly) of any such Purchaser, Bank or other Person, which assignee has entered into an Assignment and Acceptance has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Gotham, BTMU, and each Bank or other Person that has entered into an Assignment and Acceptance with Gotham or BTMU and each assignee (directly or indirectly) of any such Purchaser, Bank or other Person, which assignee has entered into an Assignment and Acceptance has appointed BTMU~~that Scotia Capital shall act as its Purchaser Agent, has appointed Scotia Capital as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(b) Market Street, PNC, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that PNC shall act as its Purchaser Agent, has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(c) Gotham, BTMU, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BTMU shall act as its Purchaser Agent, has appointed BTMU as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(d) BOA and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BOA shall act as its Purchaser Agent, has appointed BOA as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), a Purchaser Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the majority of its related Banks, and such instructions shall be binding upon all of its related Investors and Banks; provided, however, that such Purchaser Agent shall not be required to take any action which exposes such Purchaser Agent to personal liability or which is contrary to this Agreement or applicable law.

SECTION 6.02. Reliance by Purchaser Agent.

No Purchaser Agent or any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Purchaser Agent) under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, a Purchaser Agent:

(a) may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b) makes no warranty or representation to the Administrative Agent, any other Purchaser Agent, any Investor or Bank (whether written or oral) and shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Originator, the Banks or the Collection Agent or to inspect the property (including the books and records) of the Seller, the Originator, the Banks or the Collection Agent;

(d) shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

(e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 6.03. Agent and Affiliates.

With respect to any Receivable Interest or interest therein owned by a Purchaser Agent, such Purchaser Agent shall have the same rights and powers under this Agreement as would any Bank and may exercise the same as though it were not a Purchaser Agent. A Purchaser Agent and its respective Affiliates may generally engage in any kind of business with the Seller, the Collection Agent, the Banks, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent, the Banks, the Originator or any Obligor or any of their respective Affiliates, all as if such Purchaser Agent were not a Purchaser Agent and without any duty to account therefor to the Investors or the Banks. If any Purchaser Agent is removed as a Purchaser Agent, such removal will not affect the rights and interests of such Purchaser Agent as a Bank.

SECTION 6.04. Notices.

A Purchaser Agent shall give each of its related Investors and Banks prompt notice of each written notice received by it from the Seller or the Administrative Agent pursuant to the terms of this Agreement.

SECTION 6.05. Bank’s Purchase Decision.

Each Bank acknowledges that it has, independently and without reliance upon any Purchaser Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Purchaser Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Amendments, Etc.

Subject to the waiver provisions set forth in Section 2.02, no amendment or waiver of any provision of this Agreement and no consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by the Administrative Agent, the Banks, and each of the Purchaser Agents, for itself and, as applicable, as agent for ~~the~~its related ~~Purchaser~~Purchasers, and, in the case of any amendment, also signed by the Seller; provided, however, that no amendment shall, unless signed by the Collection Agent in addition to the Administrative Agent and the Purchaser Agents, affect the rights or duties of the Collection Agent under this Agreement and provided further that any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, if required by the securitization program documents governing any Purchaser’s commercial paper program, no such amendment shall be effective until each rating agency rating the Commercial Paper has received written notice of such amendment and, in the case of material amendments, notified the related Purchaser Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Commercial Paper. No failure on the part of the Investors, the Banks, the Administrative Agent or the Purchaser Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 7.02. Notices, Etc.

All notices, demands, consents, requests, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone or return electronic transmission) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

If to the Seller:

UNITED RENTALS RECEIVABLES LLC II

5 Greenwich Office Park

Greenwich, CT 06830

Attention: Treasurer or Assistant Treasurer

Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-4325

If to the Collection Agent:

UNITED RENTALS, INC.

5 Greenwich Office Park

Greenwich, CT 06830

Attention: Treasurer or Assistant Treasurer

Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-4325

If to the Liberty Purchaser Agent or the Administrative Agent:

THE BANK OF NOVA SCOTIA

1 Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Luke Evans / Alexander Jurecky

Tel. No.: (212) 225-5118 / (212) 225-5087

Facsimile No.: (212) 225-~~5290~~5274

If to the Market Street Purchaser Agent:

PNC BANK, NATIONAL ASSOCIATION

Three PNC Plaza

225 Fifth Avenue Pittsburgh,

Pennsylvania 15222

Attention: PNC Conduit Group

Facsimile No.: (412) 762-9184

If to the Gotham Purchaser Agent:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

34 Exchange Place, Plaza III 5th Floor

Jersey City, NJ 07311

Attention: John Donoghue

Facsimile No.: (201) 369-2149

Email: securitization_reporting@us.mufg.jp

With a copy to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

1251 Avenue of the Americas

New York, NY 10020

Attention: The Securitization Group

Facsimile No.: (212) 782-6448

Emails: securitization_reporting@us.mufg.jp

    vdusenbury@us.mufg.jp

If to the BOA Purchaser Agent:

BANK OF AMERICA, N.A.

214 North Tryon Street, 21st Floor

NC1-027-2101

Charlotte, North Carolina 28255

Attention: Securitization Finance Group

Facsimile No.: (704) 388-9169

Email:

If to a Purchaser:

LIBERTY STREET FUNDING LLC

Global Securitization

445 Broad Hollow Rd.

Melville, NY 11747

Tel. No.: (631) 587-4700

Facsimile No.: (212) 302-8767

MARKET STREET FUNDING LLC

c/o AMACAR Group, L.L.C.

6525 Morrison Blvd., Suite 318

Charlotte, North Carolina 28211

Attention: Doris J. Hearn

Tel. No.: (704) 365-0569

Facsimile No.: (704) 365-1362

Email: djhearn@amacar.com

GOTHAM FUNDING CORPORATION

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310

New York, NY 10036

Tel. No.: (212) 295-2777

Facsimile No.: (212) 302-8767

Attention: Frank B. Bilotta

If to the Banks:

THE BANK OF NOVA SCOTIA

1 Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Luke Evans / Alexander Jurecky

Tel. No.: (212) 225-5118 / (212) 225-5087

Facsimile No.: (212) 225-~~5290~~5274

PNC BANK, NATIONAL ASSOCIATION

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: William Falcon and Tony Stahley

Tel. No.: (412) 762-5442 and (412) 768-2266

Facsimile No.: (412) 762-9184

Emails: ralph.stahley@pnc.com

pncconduitgroup@pnc.com

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

1251 Avenue of the Americas

New York, NY 10020

Attention: Nicolas Mounier / Van Dusenbury / Ayaka Ishikawa

Tel. No.: (212) 782-5980 / (212) 782-6964 / (212) 782-6986

Facsimile No.: (212) 782-6448

Emails: securitization_reporting@us.mufg.jp

    vdusenbury@us.mufg.jp

BANK OF AMERICA, N.A.

214 North Tryon Street, 21st Floor

NC1-027-2101

Charlotte, North Carolina 28255

Attention: Securitization Finance Group

Facsimile No.: (704) 388-9169

Email:

SECTION 7.03. Assignability.

(a) This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest in the Pool Receivables) shall be assignable by participation or otherwise in whole or in part by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the Seller’s consent shall not be required for any assignment or participation from an Investor pursuant to the terms of its applicable liquidity agreement. Each assignor of a Receivable Interest in the Pool Receivables or any interest therein shall notify the applicable Purchaser Agent, the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest in the Pool Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Receivables that was furnished to such assignor by or on behalf of the Seller or by the Administrative Agent and the related Purchaser Agent; provided that prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities on terms substantially similar to those set forth in Section 7.06.

(b) Each Bank may assign, with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests in the Pool Receivables or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Administrative Agent and the related Purchaser Agent for each such party an Assignment and Acceptance. In addition, ~~Scotia Capital, PNC, BTMU~~each Bank or any of ~~their~~its respective Affiliates may assign any of ~~their~~its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(c) Subject to the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, this Agreement and the rights and obligations of each Purchaser Agent and the Administrative Agent herein shall be assignable by each Purchaser Agent and the Administrative Agent and its successors and assigns.

(d) Neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser Agent, which consent shall not be unreasonably withheld or delayed.

(e) Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

SECTION 7.04. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests in the Pool Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC ~~and~~, BTMU and BOA and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC ~~and~~, BTMU and BOA and their respective Affiliates and agents as to their rights and remedies under this Agreement, the fees of the Rating Agencies associated with reviewing the Transaction Documents and providing the rating confirmations of each Purchaser’s Commercial Paper required in connection with the execution of this Agreement, and all costs and expenses, if any (including reasonable and documented attorneys’ fees and expenses of one firm of primary counsel), of the Administrative Agent and the Purchaser Agents, the Investors, the Banks and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b) To the extent not otherwise included in the Investor Rate, the Seller shall pay, promptly upon the receipt of an invoice, (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables, (ii) all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Purchasers’ commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables and (iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay by the Seller in paying or omission to pay such taxes and fees.

(c) The Seller also shall pay on demand all other reasonable and documented costs, expenses and taxes (excluding income taxes) incurred by a Purchaser or any stockholder or agent of a Purchaser (“Other Costs”), including the reasonable cost of administering the operations of such Purchaser, the reasonable cost of auditing such Purchaser’s books by certified public accountants, the cost of rating such Purchaser’s commercial paper by independent financial Rating Agencies, the taxes (excluding income taxes) resulting from such Purchaser’s operations, and the reasonable and documented fees and out-of-pocket expenses of counsel for any stockholder or agent of such Purchaser with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to such Purchaser’s operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to a Purchaser (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with such Person’s usage under its respective facility; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

SECTION 7.05. No Proceedings.

Each of the Seller, the Administrative Agent, the Purchaser Agents, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity that enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, a Purchaser any proceeding of the type referred to in paragraph (g) of Exhibit V for one year and one day after the latest maturing commercial paper note issued by such Purchaser is paid in full.

SECTION 7.06. Confidentiality.

Each of the parties agrees to maintain the confidentiality of this Agreement and other Transaction Documents (and all drafts thereof); provided that this Agreement may be disclosed to (a) each of the party’s officers, directors, employees, outside auditors, legal counsel and Affiliates who agree to hold such information confidential and then only in connection with the proposed transaction, (b) third parties who agree in writing to hold such information confidential, (c) any other commercial paper conduit administered by Scotia Capital, PNC or BTMU, (d) any current or prospective participant in the commercial paper issuance program of the Purchasers or any other commercial paper conduit administered by Scotia Capital, PNC or BTMU, including but not limited to representatives of Rating Agencies, liquidity providers, commercial paper placement agents and commercial paper dealers; and provided further that this Agreement may be disclosed if required by applicable law, regulations or legal process, including a filing with the Securities and Exchange Commission through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Scotia Capital, PNC ~~and~~, BTMU and BOA shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

SECTION 7.07. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND IN THE OTHER ITEMS DESCRIBED IN SECTION 1.09, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

BANKS:	THE BANK OF NOVA SCOTIA

By:
Name:
Title:

~~Percentage: 52 12/19%~~

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

~~Percentage: 31 11/19%~~

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
Name:
Title:

~~Percentage: 15 15/19%~~

Signature Page - Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia – NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the sum of (i) the Outstanding Balance of Pool Receivables that were 151 to 180 days past their Invoice Date (or, in the case of Extended Term Receivables, that were 211 to 240 days past their Invoice Date ) as of the last day of such month, excluding Pool Receivables that have been written off at any time after the date on which they were 150 days past their Invoice Date (or, in the case of Extended Term Receivables, at any time after the date on which they were 210 days past their Invoice Date ), (ii) (without duplication of any amounts included in clause (i) or (iii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month and that, consistent with the Credit and Collection Policy, were written off as uncollectible during such month (excluding write-offs of United Rentals General Account numbered “6661xxx”), and (iii) (without duplication of any amounts included in clause (i) or (ii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month, as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V, by (b) the aggregate dollar amount of all Pool Receivables created during the month ended five months prior to the most recent month-end.

“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means:

(a) For Scotia Capital, Liberty and each other Bank for Liberty, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i) the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer) (the “Scotia Prime Rate”); and

(ii) the Federal Funds Rate plus 0.50% per annum;

(b) For PNC, Market Street and each other Bank for Market Street, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i) the rate of interest determined by PNC in Pittsburgh, Pennsylvania, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that PNC charges any corporate customer); and

(ii) the Federal Funds Rate plus 0.50% per annum; and

(c) For BTMU, Gotham and each other Bank for Gotham, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i) the rate of interest determined by BTMU in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that BTMU charges any corporate customer); and

(ii) the Federal Funds Rate plus 0.50% per annum.

(d) For BOA and each other Bank for which BOA acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i) the rate of interest determined by BOA in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that BOA charges any corporate customer); and

(ii) the Federal Funds Rate plus 0.50% per annum.

“AMACAR” has the meaning specified in Section 7.14(d).

“Assignee Rate” for any Fixed Period for any Receivable Interest in the Pool Receivables means an interest rate per annum equal to the applicable percentage per annum (set forth in the Fee Agreements) above the Eurodollar Rate (Reserve Adjusted) for such Fixed Period; provided, however, that in the case of:

(a) any Fixed Period ~~on or prior~~with respect to ~~the first day that~~which an Investor or Bank shall have notified its Purchaser Agent that:

(i) the introduction of or any change in or in the interpretation of any applicable law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest in the Pool Receivables at the rate set forth above (and such Investor or Bank shall not have subsequently notified its Purchaser Agent that such circumstances no longer exist),

(ii) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available,

(iii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (Reserve Adjusted) for the relevant Fixed Period, or

(iv) the Eurodollar Rate (Reserve Adjusted) determined pursuant hereto does not accurately reflect the cost to the Investors or the Banks (as conclusively determined by the related Purchaser Agent) of maintaining Receivable Interests during such Fixed Period,

(b) other than with respect to a Fixed Period for BOA, any Fixed Period of one to and including 29 days (other than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c) other than with respect to a Fixed Period for BOA, any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

(d) any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $250,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $150,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to BTMU, $75,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks ~~or (d~~, (d) with respect to BOA, $75,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (e) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC ~~and~~, BTMU and BOA and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“BOA” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“BOA Fee Agreement” means the separate fee agreement, dated as of February 1, 2013, pertaining to fees among the Seller and BOA as BOA Purchaser Agent, as the same may be amended or restated from time to time.

“BOA Purchaser Agent” means BOA and its successors and assigns.

“Broken Funding Costs” means for any Receivable Interest that is assigned or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the tranche periods for Commercial Paper determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the Outstanding Balance of such Receivable Interest if such reduction, assignment or termination had not occurred, over (B) the sum of (x) to the extent all or a portion of such Outstanding Balance is allocated to another Receivable Interest, the amount of Yield actually accrued during the remainder of such period on such Outstanding Balance for the new Receivable Interest, and (y) to the extent such Outstanding Balance is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Outstanding Balance not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

“Dilution Reserve” for any Receivable Interest at any time means an amount equal to (a) the Net Receivables Pool Balance on such date multiplied by (b) the Dilution Reserve Percentage at such time.

“Dilution Reserve Percentage” means for any Receivable Interest at any time an amount equal to:

[(Stress Factor x Expected Dilution Ratio) + (Dilution Volatility)]

multiplied by the Dilution Horizon Ratio

Where:

Stress Factor = 2.25

Expected Dilution Ratio = the twelve month rolling average of the Reserve Dilution Ratio

Dilution Volatility = (Dilution Spike—Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike = the highest Reserve Dilution Ratio as of the last day of each of the twelve months immediately preceding such day

Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents ~~and~~, (c) with respect to BTMU, (i) BTMU or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents and (d) with respect to BOA, (i) BOA or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents.

“Eligible Extended Term Receivable” means any Eligible Receivable that is an Extended Term Receivable that is less than 181 days past its Invoice Date.

“Eligible Receivable” means, at the relevant time of determination, a Receivable or an ENB Receivable, as applicable:

(a) the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; and (ii) is not an Affiliate of the Originator or the Seller;

(s) solely with respect to ENB Receivables, the ENB Receivable Conditions are satisfied; and

(t) that is not an Equipment Sale Receivable.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement.

“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of the following conditions: (a) the Senior Secured Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

“Equipment Sale Receivable” means any receivable or other indebtedness owing to the Originator, that but for the proviso to the definition of “Receivable” would constitute a Receivable hereunder, in respect of the sale of tangible personal property which such Originator uses productively in its trade or business or holds for investment, unless such property is ineligible to become Relinquished Property (as such term is defined in the Master Exchange Agreement).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means~~,~~:

(a) for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by BOA, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on Reuters Money 3000 Services (or such other page as may replace the LIBOR01 page on that service) or such services displaying the London interbank offered rate for deposits in Dollars as may replace Reuters Money 3000 Service (the “Reuters Screen LIBOR01 Page”); provided that, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

(b) for any Fixed Period for any Receivable Interest in the Pool Receivables held by BOA, on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on Reuters Screen LIBOR01 Page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the BOA Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

“Event of Termination” has the meaning specified in Exhibit V.

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90 days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include any Equipment Sale Receivables.

“Facility Termination Date” means the earliest of (a) September 23, 2013, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

“Fee Agreement” means the Scotia Capital Fee Agreement, the PNC Fee Agreement ~~or~~, the BTMU Fee Agreement or the BOA Fee Agreement.

“Fitch” means Fitch, Inc.

“Fixed Period” means with respect to any Receivable Interest in the Pool Receivables:

(a) initially the period commencing on the date of purchase of such Receivable Interest and ending (i) on the last day of the same calendar month as such date of purchase, or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by BOA, such other number of days as the Seller shall select and the related Purchaser Agent shall approve pursuant to Section 1.02, up to 31 days from such date; and

(b) thereafter (i) a period of one month commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest ~~or (ii)~~(which period shall correspond to a calendar month in the case of any Receivable Interest in the Pool Receivables held by BOA) or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by BOA, such other period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 31 days) as the Seller shall select and the related Purchaser Agent shall approve on notice by the Seller received by the related Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day;

provided that

(i) the Fixed Period with respect to Pooled Commercial Paper shall be the immediately preceding calendar month;

(ii) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be (x) other than with respect to any Receivable Interest in the Pool Receivables held by BOA, a period from one to and including 29 days, or a period of one month, as the Seller may select as provided above, (y) with respect to any Receivable Interest in the Pool Receivables held by BOA, a period of one month which shall correspond to a calendar month;

(iii) any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is calculated by reference to the Eurodollar Rate (other than with respect to any Receivable Interest in the Pool Receivables held by BOA), and such Fixed Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(iv) in the case of any Fixed Period of one day, (x) if such Fixed Period is the initial Fixed Period for a Receivable Interest in the Pool Receivables, such Fixed Period shall be the day of purchase of such Receivable Interest in the Pool Receivables; (y) any subsequently occurring Fixed Period that is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (z) if such Fixed Period occurs on a day immediately preceding a day that is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(v) in the case of any Fixed Period for any Receivable Interest in the Pool Receivables that commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period that commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the related Purchaser Agent.

“Non-Extending Bank” has the meaning set forth in Section 1.04(h).

“Nonrenewing Bank” has the meaning set forth in Section 1.13(a).

“Notice of Effectiveness” means a notice upon receipt of which the Seller effectively transfers to the Administrative Agent the exclusive control of the Controlled Account.

“Obligor” means a Person obligated to make payments pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Originator” means United Rentals (North America), Inc. (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) and its successors and permitted assigns.

“Other Corporations” means United Rentals, Inc. and all of its Subsidiaries except the Seller.

“Other Costs” has the meaning specified in Section 7.04(c).

“Other Investors” means any Person other than the Seller, the Originator or the Collection Agent.

“Other Sellers” has the meaning specified in Section 7.04(c).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Parent” means United Rentals, Inc. and its successors and permitted assigns.

“Performance Undertaking Agreement” means the Amended and Restated Performance Undertaking Agreement, dated as of the date hereof, made by United Rentals in favor of the Seller, as the same may, from time to time, be amended, restated, modified or supplemented.

“Percentage” of any Bank means, (a) with respect to Scotia Capital, ~~the percentage set forth on the signature page to the Agreement~~45 5/ 11%, (b) with respect to PNC, ~~the percentage set forth on the signature page to the Agreement~~27 3/11%, (c) with respect to BTMU, ~~the percentage set forth on the signature page to the Agreement and (d~~13 7/11%, (d) with respect to BOA, 13 7/11%, and (e) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, in each case as such amount may be modified by an Assignment and Acceptance entered into between a Bank and an Eligible Assignee.

“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as Market Street Purchaser Agent, as the same may be amended or restated from time to time.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~475,000,000,~~550,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Market Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables and (iii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as Market Street Purchaser Agent ~~and~~, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, and (iv) BOA and its permitted successors and assigns as BOA Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 2158-13, ABA No. 026-002532) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC ~~and~~, (iii) with respect to BTMU, the special account (account number 310-035-147, ABA No. 026-009-632) of BTMU maintained at the office of BTMU and (iv) with respect to BOA, the special account (account number 4426457864, ABA No. 026 009 593, Ref: United Rentals) of BOA maintained at the office of BOA.

“Qualified Intermediary” means United Rentals Exchange, LLC, a qualified intermediary as defined in Treasury Regulation Section 1.1031(k)-1(g)(4).

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any Equipment Sale Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivable Interest” means, at any date of determination, an undivided percentage ownership interest in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as where:

C	=	the Capital of each such Receivable Interest at the time of computation.

YR	=	the Yield Reserve of each such Receivable Interest at the time of computation.

LR	=	the Loss Reserve of each such Receivable Interest at the time of computation.

CAFR	=	the Collection Agent Fee Reserve of each such Receivable Interest at the time ofcomputation.

DR	=	the Dilution Reserve of each such Receivable Interest at the time ofcomputation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable, payment of which is directed to one of the Collection Accounts specified in Annex F hereto.

“Recipient” has the meaning specified in Section 1.11.

“Related Bank” means (a) with respect to Liberty, Scotia Capital and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Liberty pursuant to Section 7.03; (b) with respect to Market Street, PNC and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Market Street pursuant to Section 7.03 and; (c) with respect to Gotham, BTMU and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Gotham pursuant to Section 7.03; and (d) with respect to any other Purchaser or any Purchaser Agent which has no related Purchaser, each Bank that is an Eligible Assignee identified in the Assignment and Acceptance pursuant to which such Purchaser and/or Purchaser Agent became a party to this Agreement and each Eligible Assignee that shall become a party to the Agreement as a Related Bank with respect to any such Person pursuant to Section 7.03.

“Related Security” means with respect to any Receivable all of the Seller’s interest in:

(a) any goods (including returned goods) relating to any sale giving rise to such Receivable;

(b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Receivable;

“United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

“Weekly Report” means a report, in substantially the form of Annex G-1 hereto, furnished by the Collection Agent to the Administrative Agent and each Purchaser Agent pursuant to Article IV of the Agreement.

“Yield” means, for each Receivable Interest:

(a) for each ~~Receivable Interest for~~day during any Fixed Period to the extent a Purchaser will be funding such Receivable Interest on such day during such Fixed Period through the issuance of commercial paper,

(b) for each ~~Receivable Interest for~~day during any Fixed Period, to the extent ~~the Investors~~(x) a Purchaser will not be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper or ~~the Banks~~(y) a Bank will be funding such Receivable Interest, where:

AR	=	the applicable Assignee Rate for such Receivable Interest for such Fixed Period

C	=	the Capital of such Receivable Interest on such day during such Fixed Period

ED	=	the actual number of days elapsed during such Fixed Period

IR	=	the Investor Rate for such Receivable Interest for such Fixed Period

LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Fixed Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” for any Receivable Interest at any time means the sum of (a) the then accrued and unpaid Yield for such Receivable Interest and (b) an amount equal to the product of (i) a stress factor of 2.25, (ii) the Capital of such Receivable Interest on such date, (iii) the Eurodollar Rate for such Receivable Interest for a 30-day Fixed Period deemed to commence on such date and (iv) a fraction having Days Sales Outstanding as its numerator and 360 as its denominator.

EXHIBIT II

CONDITIONS OF PURCHASES

1. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest in the Pool Receivables under this Third Amended and Restated Agreement is subject to the conditions precedent that the Administrative Agent and each Purchaser Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a) A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying (i) copies of the resolutions of the Board of Directors of the Seller and the Originator approving the applicable Transaction Documents, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents, (iii) the by-laws of the Seller and the Originator and (iv) the names and true signatures of the officers of the Seller and the Originator authorized to sign the Transaction Documents to be signed by it hereunder. Until the Administrative Agent and each Purchaser Agent receives a subsequent incumbency certificate from the Seller or the Originator, as the case may be, the Administrative Agent and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller or the Originator.

(b) A certificate of the Secretary or Assistant Secretary of the Parent certifying (i) copies of the resolutions (if required) of the Board of Directors of the Parent approving the Performance Undertaking Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Performance Undertaking Agreement and (iii) the names and true signatures of the officers thereof authorized to sign the Performance Undertaking Agreement.

(c) A copy of the certificate of formation or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

(d) Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of such initial purchase under the UCC of all relevant jurisdictions necessary to perfect the ownership and security interests contemplated by the Agreement and the Purchase Agreement.

(e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Seller or the Originator.

(f) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Agreements), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 7.04(b) of the Agreement and the Fee Agreements.

II-1

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectibility of any Pool Receivable or a Material Adverse Effect on Seller or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement). Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements that are referred to therein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable Law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such Law in connection with the assignment or subsequent reassignment of any such Receivable.

(d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

III-1

(e) The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC ~~and~~, BTMU and BOA are Revolving Credit Lenders thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement. Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f) There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that may materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies that defaults are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected undivided percentage ownership interest or first priority security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable Law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such Law in connection with the assignment or subsequent reassignment of any such Receivable. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent relating to the Agreement and those filed pursuant to the Purchase Agreement.

III-2

EXHIBIT IV

COVENANTS OF THE SELLER

Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents are paid in full:

(a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

(b) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 7.02 of the Agreement or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Collateral have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will require, at its expense, that the Originator will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d) Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document) upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, Controlled Account or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent, or assign any right to receive income in respect thereof. The Seller will not grant or suffer to exist any lien, security interest or other charge or encumbrance or control over the Collection Accounts.

IV-1

(k) Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC ~~and~~, BTMU and BOA are Revolving Credit Lenders thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC ~~and~~, BTMU and BOA are Revolving Credit Lenders thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(iii) as soon as possible and in any event within five (5) days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iv) promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $1,000,000;

IV-2

EXHIBIT V

EVENTS OF TERMINATION

Each of the following, unless waived in writing in accordance with Section 2.02, shall be an “Event of Termination”:

(a) A Collection Agent Default shall have occurred; or

(b) The Seller shall fail (i) to transfer or cause to be transferred to the Administrative Agent when requested any rights, pursuant to the Agreement, of the Collection Agent or (ii) to make any payment required under Section 1.04, and any such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(c) Any representation or warranty made or deemed made by the Seller (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Seller pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within fifteen (15) days of the earlier of Seller becoming aware of such incorrectness or untruth or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Seller by the Administrative Agent or any Purchaser Agent (or, with respect to a failure to deliver the Monthly Report, the Weekly Report or the Periodic Report pursuant to the Agreement, such failure shall remain unremedied for five (5) days or two (2) Business Days, respectively, without a requirement for notice); or

(e) The Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected undivided percentage ownership or first priority

V-1

EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent Default”:

(a) The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for two (2) Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(b) The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(c) Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within fifteen (15) days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d) The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Collection Agent seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or

VI-1

ANNEX B

FORM OF PURCHASE REQUEST

[•]/[•]/[•]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Gotham Purchaser Agent

34 Exchange Place, Plaza III 5th Floor

Jersey City, NJ 07311

Attention: John Donoghue, Fax No. (201) 369-2149

THE BANK OF NOVA SCOTIA, as Administrative Agent and as Liberty Purchaser Agent

1 Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Luke Evans / Alexander Jurecky, Fax No. (212) 225-5274

PNC Bank, National Association, as Market Street Purchaser Agent

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: PNC Conduit Group, Fax No. (412) 762-9184

BANK OF AMERICA, N.A., as BOA Purchaser Agent

214 North Tryon Street, 21st Floor

NC1-027-2101

Charlotte, North Carolina 28255

Attention: Securitization Finance Group

Re: United Rentals Receivables LLC II

Ladies and Gentlemen:

The undersigned, United Rentals Receivables LLC II, refers to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among United Rentals Receivables LLC II, as Seller, United Rentals, Inc., as Collection Agent, The Bank of Nova Scotia, as Administrative Agent, and the Purchaser Agents, Purchasers and Banks party thereto from time to time. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Pursuant to Section 1.02 of the Agreement, Seller hereby requests the following Incremental Purchase:

(a) The Purchase Price of the proposed Incremental Purchase is	[•]

Conduit	Current Investment	Incremental Purchase	Ending Investment

Gotham Funding Corporation	$[•]	$[•]	$[•]

Liberty Street Funding LLC	$[•]	$[•]	$[•]
Market Street Funding LLC	$[•]	$[•]	$[•]

Bank

Bank of America, N.A.	$[•]	$[•]	$[•]

Total	$[•]	$[•]	$[•]

(b) The date of the proposed incremental purchase is			[•]/[•]/[•]

The maturity date of the Current Investment			[•]/[•]/[•]

(c) The funds representing the Purchase Price are to be deposited to

Bank of America, NA

Acct: 14998-05393

ABA: 026-009-593

Very truly yours,

United Rentals Receivables LLC II

By:	see attached e-mail
	Name:	Irene Moshouris
	Title:	Senior Vice President
and Treasurer